UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2018

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Three Allen Center,

333 Clay Street, Suite 4980, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On February 16, 2018, Civeo Corporation (“Civeo”) received notice from the Competition Bureau that it does not intend to challenge Civeo’s pending acquisition of Noralta Lodge Ltd. under the Competition Act (Canada) and on February 19, 2018, Civeo was granted approval under the Investment Canada Act for the pending acquisition. No further regulatory approvals or clearances are required to close the acquisition. Closing of the acquisition is still subject to Civeo’s shareholders approving the issuance of Civeo shares and other customary closing conditions, including listing of the shares to be issued in the acquisition on the New York Stock Exchange. Civeo has called a special meeting of its shareholders on March 28, 2018 at which shareholders will be asked to approve the share issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

By: /s/ Frank C. Steininger
Name: Frank C. Steininger
Title: Senior Vice President, Chief Financial Officer and Treasurer

DATED: February 21, 2018